Exhibit 99.1

NXT-ID, Inc. Announces Effective Date of Reverse Split

MELBOURNE, FL, September 9, 2016 -- NXT-ID, Inc. (NASDAQ:NXTD) ("NXT-ID" or the "Company"), a company focused on the growing mobile commerce announced the effective date of a 1-for-10 reverse stock split. Stockholders granted the Board of Directors discretionary authority to approve a reverse split at the Annual Meeting of Stockholders of NXT-ID, Inc. (the “Company”) held on September 1, 2016. Any fractional shares as a result of the reverse split will be adjusted upwards.

NXT-ID, Inc. anticipates the reverse split to be effective after the close of trading on NASDAQ on Friday, September 9, 2016. The common stock will continue trading on NASDAQ under the trading symbol NXTD with a new CUSIP number – 67091J206.

The shares will trade on a split-adjusted basis commencing at the open of trading on Monday, September 12, 2016. The reverse split will also have a proportionate effect on all convertible stock and warrants outstanding as of September 9, 2016.

Gino Pereira, Chief Executive Officer stated: "The reverse stock split will allow us to satisfy the NASDAQ minimum share price requirement and cure the previously announced delisting issue relating to that requirement. We also believe that the resulting increased price will make the Company more attractive to investors. We continue to execute on our strategic plan and have confidence in our business and in the long term prospects of our company."

Information to Stockholders

vStock Transfer is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares following the Reverse Stock Split. More information on the Reverse Stock Split can be found in NXT-ID’s Form 8-K, which was filed with the Securities and Exchange Commission on September 9, 2016

About NXT- ID Inc. - Mobile Security for a Mobile World

NXT-ID, Inc.'s innovative MobileBio® solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio suite of biometric solutions that secure consumers' mobile platforms. With extensive experience in Biometric Identity Verification, Security and Privacy, Encryption and Data Protection, Payments, Miniaturization and Sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and IoT applications.

http://nxt-id.com/, http://wocketwallet.com/.

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

NXT- ID Inc Contact :

Corporate info: info@nxt-id.com

Media:

D. Van Zant

800 665-0411

press@nxt-id.com